UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2014, the Human Resources Committee (“Committee”) of our Board of Directors (“Board”) adjusted the annual base salaries of certain of our named executive officers and set the terms of the bonus program for our fiscal year ending March 31, 2015 (our 2015 fiscal year), including the threshold, target and maximum award levels for each of our named executive officers participating in the bonus program for our 2015 fiscal year. These determinations were as follows:

	Annual Base	Bonus Program Threshold, Target and Maximum Award Levels
Executive Officer Name and Title	Salary	Threshold	Target	Maximum
Christopher J. Munyan, President and Chief Executive Officer	$607,775	$97,244	$607,775	$1,215,550

Vincent A. Paccapaniccia, Vice President – Finance, and Chief Financial Officer	$365,424	$46,774	$292,340	$584,680

William G. Kiesling, Vice President – Legal and Human Resources	$356,884	$45,681	$285,507	$571,014

The annual base salaries shown in the table above are effective commencing April 1, 2014. The performance period for the bonus program awards in the table above is our 2015 fiscal year. Each bonus program award has two components. The components of each award and the portion of the target amounts in the table above that may be paid under each component are as follows:

Executive	EPS component	Discretionary component
Christopher J. Munyan	80%	20%
Vincent A. Paccapaniccia	80%	20%
William G. Kiesling	80%	20%

The EPS component was awarded under and is subject to the terms and conditions of our Management Incentive Program. The sole metric for determining whether, and the extent to which, the EPS component will be paid is our diluted earnings per share (“EPS”) for our 2015 fiscal year. No amounts will be paid under the EPS component unless we attain EPS of not less than a minimum “threshold” level set by the Committee on March 18, 2014. If the minimum level is exceeded, the amount to be paid under the EPS component will depend on the extent to which the attained level of EPS exceeds the minimum level. The Committee also set the “target” and “maximum” EPS levels that must be reached in order for the EPS component to be paid at the target and maximum levels, respectively. For purposes of determining payouts under the EPS component, EPS will be adjusted to account for the occurrence of certain specified events. The amounts payable, if any, under the EPS component will not be determined until after the performance period is completed.

The extent to which the discretionary component is paid, if at all, will be determined by, and in the sole discretion of, the Committee.

On March 18, 2014, we and Mr. Farber, the Chairman of our Board, entered into an amendment to the employment agreement dated December 5, 2012 between us and Mr. Farber. Prior to being amended, the agreement would have expired on July 31, 2014, unless earlier terminated as provided in the agreement. The amendment extends the term of the agreement until July 31, 2015, unless earlier terminated as provided in the agreement. This description of the amendment is qualified in its entirety by the provisions of such amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed herewith:

Exhibit No.	Description

10.1	Amendment dated March 18, 2014 to Employment Agreement between CSS Industries, Inc. and Jack Farber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel

Date: March 24, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment dated March 18, 2014 to Employment Agreement between CSS Industries, Inc. and Jack Farber.